EXHIBIT 23a

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of DynaGen, Inc. (the "Company") of our report dated February 12, 1999, except for Note 13 as to which the date of our report is March 29, 1999, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement

                                           /s/ Wolf & Company, P.C.
                                           --------------------------------
                                           WOLF & COMPANY, P.C.



Boston, Massachusetts
July 13, 1999